FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 20, 2013, is entered into among Apollo Medical Holdings, Inc., a Delaware corporation (“Borrower”), NNA of Nevada, Inc., a Nevada corporation (“Lender”), and the “Subsidiary Guarantors”.

RECITALS

A. Reference is made to the Credit Agreement, dated as of October 15, 2013, between the Borrower and the Lender (the “Credit Agreement”). Capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Credit Agreement.

B. Borrower and Subsidiary Guarantors have requested and Lender has agreed, on the terms and subject to the conditions set forth herein, to amend the Credit Agreement, as set forth herein.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the mutual provisions, covenants and agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1 All references in the Credit Agreement to “$2,000,000” shall be replaced with “$4,000,000.”

1.2 Section 2.8 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

The proceeds of the Revolving Loans shall be used by the Borrower to repay Borrower’s $500,000 senior secured note (the “Senior Secured Note”), to pay or repay the 10% Notes (as defined in Schedule 4.19), to refinance certain other Indebtedness of the Borrower, for working capital and for general Borrower purposes.

1.3 Section 6.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

6.1 Consolidated EBIT. Permit Consolidated EBIT as of the last day of each fiscal quarter shown below, for the fiscal quarter then ended, to be a greater negative amount than the amount set forth below:

Period	Minimum Consolidated EBIT
3rd fiscal quarter ended October 2013	$(900,000)
4th fiscal quarter ended January 2014	$(1,227,111)
1st fiscal quarter ended April 2014	$(1,696,958)

1.4 Section 7.10 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(a)	(Except as provided in Section 7.10(b), the Borrower will not, and will not permit or cause any of its Subsidiaries to, amend, modify or waive (i) any provision of any Subordinated Note or any private placement memorandum relating thereto, the effect of which would be (A) to increase the principal amount due thereunder or provide for any mandatory prepayments not already provided for by the terms thereof, (B) to increase the applicable interest rate or amount of any fees or costs due thereunder, (C) to amend any of the subordination provisions thereunder (including any of the definitions relating thereto), (D) to make any covenant or event of default therein more restrictive or add any new covenant or event of default, (E) to grant any security or collateral to secure payment thereof or (F) to effect any change in the rights or obligations of the Credit Parties thereunder or of the holders thereof that, in the reasonable determination of the Lender, would be adverse in any material respect to the rights or interests of the Lender, or (ii) any provision of its articles or certificate of incorporation or formation, bylaws, operating agreement or other applicable formation or organizational documents, as applicable, the terms of any class or series of its Capital Stock, or any agreement among the holders of its Capital Stock or any of them, in each case other than in a manner that could not reasonably be expected to adversely affect the Lender in any material respect (provided that the Borrower shall give the Lender notice of any such amendment, modification or change, together with certified copies thereof).

(b)	Notwithstanding anything to the contrary in this Agreement or any other Credit Document, the Borrower may pay or repay all or any part of the outstanding principal of and accrued and unpaid interest and any other amount payable on the 10% Notes pursuant to the terms or substantially similar terms as set forth on Exhibit A and pursuant to the forms of the Settlement Agreement and Releases (including the attachments thereto but excluding Exhibit A thereto) sent via electronic delivery to Lender’s counsel on December 19, 2013.

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ARTICLE II

CONDITIONS TO EFFECTIVENESS

This Amendment, including without limitation the amendments set forth in Article I, shall become effective as of December 20, 2013 (such date being referred to as the “Effective Date”) when each of the following conditions shall have been satisfied:

2.1 Lender, Borrower and all Subsidiary Guarantors shall have executed and delivered to each other counterparts of this Amendment;

2.2 Borrower shall have delivered to Lender a certificate of the secretary or an assistant secretary of Borrower and each of its Subsidiaries as of the Effective Date, dated as of the date hereof and in form and substance reasonably satisfactory to the Lender, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such party, authorizing the execution, delivery and performance of this Amendment, and (iv) as to the incumbency and genuineness of the signature of each officer of such party executing this Amendment, and attaching all such copies of the documents described above;

2.3 Borrower shall have delivered a certificate, signed by the president, the chief executive officer or the chief financial officer of Borrower, dated as of the Effective Date and in form and substance reasonably satisfactory to the Lender, certifying that (i) all representations and warranties of Borrower and its Subsidiaries contained in this Amendment, the Credit Agreement and the other Credit Documents are true, correct and complete as of the Effective Date , both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment, (iii) no Material Adverse Effect has occurred since January 31, 2013, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect; and

2.4 Borrower shall have paid to the Lender an upfront fee of $20,000.00.

Upon effectiveness of this Amendment, Lender waives any Default or Event of Default that may have existed pursuant to Section 8.1(b) of the Credit Agreement because of Borrower’s failure to satisfy Section 6.1 of the Credit Agreement, as in effect immediately prior to this Amendment, for the 3rd fiscal quarter ended October 2013. This waiver shall not be considered a waiver of any other provision in the Credit Agreement or any other Credit Document, including without limitation any other financial covenant for the 3rd fiscal quarter ended October 2013, or for any financial covenant ending on any other fiscal quarter, and Borrower must otherwise comply with the terms and conditions contained in the Credit Agreement, as amended by this Amendment, and the other Credit Documents.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Lender that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the Effective Date, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment has been duly authorized, executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against it in accordance with its terms, and (iii) no Default or Event of Default shall have occurred and be continuing on the Effective Date after giving effect to this Amendment.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF BORROWER

Borrower hereby confirms and agrees that, after giving effect to this Amendment, the Credit Agreement remains in full force and effect and enforceable against Borrower in accordance with its respective terms and shall not be discharged, diminished, limited or otherwise affected in any respect, and the amendments contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the Obligations of Borrower evidenced by or arising under the Credit Agreement, and the liens and security interests in the collateral described in the Security Documents, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect. Borrower represents and warrants to Lender that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Agreement, or if Borrower has any such claims, counterclaims, offsets, or defenses to the Credit Agreement, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation of Borrower is made and delivered to induce Lender to enter into this Amendment, and Borrower acknowledges that Lender would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

5.1 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of New York (including Sections 5-1401 and 5-1402 of the New York General Obligations Law, but excluding all other choice of law and conflicts of law rules).

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5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Credit Documents, including the Security Documents and the Guaranty, shall continue in full force and effect in accordance with the provisions thereof on the date hereof, and each Credit Party ratifies and reaffirms the grant of security interests and liens granted and ratifies and reaffirms the guarantee of obligations (including in relation to the Credit Agreement as amended hereby) by such Credit Party in favor of the Lender. As used in the Credit Agreement or any other Credit Document, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement or such other Credit Document after giving effect to this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any other Credit Documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement, the Credit Agreement or any other Credit Document except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

5.3 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

5.4 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

5.5 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

5.6 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

borrower:

apollo medical holdings, inc.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion MD

Title: CEO

lender:

NNA OF NEVADA, INC.

By: /s/ Mark Fawcett

Name: Mark Fawcett

Title: Vice President & Treasurer

[signatures continue on next page]

Signature Page to First Amendment to Credit Agreement (1 of 2)

SUBSIDIARY GUARANTORS:

APOLLO MEDICAL MANAGEMENT, INC.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion MD

Title: CEO

APOLLOMED ACCOUNTABLE CARE ORGANIZATION, INC.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion MD

Title: CEO

PULMONARY CRITICAL CARE MANAGEMENT, INC.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion MD

Title: CEO

VERDUGO MEDICAL MANAGEMENT, INC.

By: /s/ Warren Hosseinion

Name: Warren Hosseinion MD

Title: CEO

Signature Page to First Amendment to Credit Agreement (2 of 2)

Exhibit A

			Exhibit A				Exhibit B
				Cash Redemption					Share Conversion
	Face Value	Number of Notes	Number of Notes	Total Redemption Price	Total Accrued Interest	Total Cash Payment	Number of Notes	Accrued Interest as Shares	Number of Principal Shares	Accrued Interest Shares	Total Shares to be Issued
Enebyberg Revisionsbyra	$100,000	4.0	0.0	$0	$0.00	$0.00	4.0	Y	870,700	33,132	903,832

Kristian Stensjo	$100,000	4.0	2.0	$130,605	$1,902.78	$132,507.78	2.0	Y	435,350	16,566	451,916

Tommy Maartensson	$250,000	10.0	1.0	$65,303	$951.39	$66,253.89	9.0	Y	1,959,075	74,547	2,033,622
Henrik Gumaelius	$75,000	3.0	1.0	$65,303	$951.39	$66,253.89	2.0	Y	435,350	16,566	451,916
Jan Erik Palmquist	$100,000	4.0	0.0	$0	$0.00	$0.00	4.0	Y	870,700	33,132	903,832

Peter Gustafsson	$35,000	1.4		$0	$0.00	$0.00	1.4	Y	304,745	11,596	316,341

PK Solutions AB	$240,000	9.6	3.0	$195,908	$2,854.17	$198,761.67	6.6	Y	1,436,655	54,668	1,491,323

Ferghal O'Regan	$100,000	4.0	1.0	$65,303	$951.39	$66,253.89	3.0	Y	653,025	24,849	677,874

Garolf AB	$100,000	4.0	1.0	$65,303	$951.39	$66,253.89	3.0	Y	653,025	24,849	677,874

Heather W. Baines & Lloyd McAdams AB Living Trust dated 8/1/2001	$150,000	6.0	2.0	$130,605	$1,902.78	$132,507.78	4.0	Y	870,700	33,132	903,832
				$718,328	$10,465	$728,792.79			8,489,325	323,037	8,812,362
	$1,250,000		$275,000				$975,000